
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund7 Financial Statements for the six months ended June 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               JUN-30-1999
<CASH>                                         296,766
<SECURITIES>                                         0
<RECEIVABLES>                                  411,336<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               352,361
<PP&E>                                      22,773,012<F2>
<DEPRECIATION>                            (13,627,591)<F3>
<TOTAL-ASSETS>                              10,205,884
<CURRENT-LIABILITIES>                          447,080
<BONDS>                                     10,272,845<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                     (514,041)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                10,205,884
<SALES>                                              0
<TOTAL-REVENUES>                             1,946,599<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             1,836,712<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                             440,840
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 (330,953)<F8>
<EPS-BASIC>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables included in "prepaid expenses and other assets"
on the Balance Sheet.
<F2>Multi-family complexes of $22,457,357 and deferred expenses of $315,655.
<F3>Accumulated depreciation of $13,475,469 and accumulated amortization of
$152,122.
<F4>Represents mortgage notes payable.
<F5>Total deficit of the General Partners of ($302,242)and of the Limited
Partners of ($211,799).
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $863,930, real estate taxes of $229,967 and depreciation and amortization of $742,815.
<F8>Net loss allocated ($3,310) to the General Partners and ($327,643) to the Limtied Partners. Average net loss per Unit of Limited Partner interest is ($12.05) on 27,184 Units outstanding.

